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                                                                    EXHIBIT 99.1


              LA JOLLA PHARMACEUTICAL DATA ON RIQUENT(R)PRESENTED
                           AT LUPUS MEDICAL CONFERENCE

      7TH INTERNATIONAL CONGRESS ON SYSTEMIC LUPUS ERYTHEMATOSUS (SLE) AND
                       RELATED CONDITIONS IN NEW YORK CITY

NEW YORK, MAY 10, 2004 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that Company scientists will be giving four presentations on previously released data on Riquent(R) (abetimus sodium), its drug candidate for the treatment of lupus renal disease at the 7th International Congress on Systemic Lupus Erythematosus (SLE) and Related Conditions which is being held on May 10-13, 2004 in New York City.

More than 1,000 clinicians and scientists from around the world are expected to attend the International Congress on SLE to discuss the latest research and review the development of new treatments for lupus, an autoimmune disease that affects more than one million patients in the United States and Europe. Existing treatments for lupus can cause severe side effects, yet no new lupus drugs have been approved in the United States in approximately 30 years. For additional information on the 7th International Congress on Systemic Lupus Erythematosus
(SLE) and Related Conditions, please visit the website at http://lupus2004.org.

In conjunction with the International Congress, more than 100 lupus patient advocacy organizations will host a press conference at noon today to observe World Lupus Day. The press conference will feature presentations by individuals with lupus, caregivers, clinicians, researchers, and lupus advocates who will discuss the physical, economic and emotional impact of the disease on individuals, families and society.

"There is a significant unmet medical need worldwide for improved therapies for lupus patients," said Dr. Robert Lahita, M.D. Ph.D., Chairman, Department of Medicine, Jersey City Medical Center and SLE Congress Chairman. "One of the lupus community's key goals is the development of new and potentially safer treatment alternatives. The International Congress on SLE is an opportunity to bring physicians, scientists, patients, lupus advocacy organizations and biotechnology companies together in support of this goal." Matthew Linnik, Ph.D., Chief Scientific Officer and Executive Vice President of Research for La Jolla Pharmaceutical Company, will give an oral presentation entitled:

      - "Anti-dsDNA Antibodies and Exacerbation of Renal Disease in Patients with Systemic Lupus Erythematosus: Results from Two Randomized Controlled Trials with LJP 394"

Lupus physicians who were clinical investigators in studies of patients treated with Riquent will present three posters summarizing additional Riquent data:

      -     "Reductions in 24 Hour Urine Protein Levels Associated with
            Treatment of Lupus Patients with LJP 394 in Two Randomized, Placebo Controlled, Double-Blind Clinical Trials"
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      -     "Improved Health-Related Quality of Life (HRQOL) Following Sustained
            Reductions in Anti-dsDNA Antibodies in Patients with Systemic Lupus Erythematosus After Treatment with LJP 394"

      -     "Summary of Safety Results from Studies of LJP 394 in SLE Patients"

Lupus, systemic lupus erythematosus or SLE, is a chronic, potentially life-threatening autoimmune disease. About 90% of lupus patients are female, and many develop the disease during their childbearing years. Latinos, African Americans and Asians face an increased risk of serious renal disease associated with lupus. Approximately 50% of lupus patients have renal disease, which can lead to irreversible kidney damage, kidney failure and the need for dialysis.

The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(R) for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis, miscarriage and other thrombotic events, and is in the early stage of developing small molecules to treat various other autoimmune and inflammatory conditions. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although our New Drug Application ("NDA") for Riquent(R) has been accepted by the United States Food and Drug Administration (the "FDA") for review, there is no guarantee that the FDA will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or to the secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. Although our NDA for Riquent has
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been accepted for review by the FDA, the results from our clinical trials of
Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; our ability to pass FDA pre-approval inspections of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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